Exhibit 2.3

MICROCELL TELECOMMUNICATIONS INC.

and

COMPUTERSHARE TRUST COMPANY OF CANADA

as Trustee

WARRANT INDENTURE

PROVIDING FOR THE ISSUE OF 2005 WARRANTS

Dated May 1, 2003

STIKEMAN ELLIOTT LLP

WARRANT INDENTURE – 2005 WARRANTS

     THIS INDENTURE made this 1st day of May, 2003 among MICROCELL TELECOMMUNICATIONS INC., a corporation incorporated under the Canada Business Corporations Act (the “Corporation”) and COMPUTERSHARE TRUST COMPANY OF CANADA, a trust company existing under the laws of Canada (the “Trustee”).

     WHEREAS 2861399 Canada Inc. (formerly Microcell Telecommunications Inc.) received the sanction of the Superior Court of the Province of Quebec on March 18, 2003 in respect of a plan of reorganization and of compromise and arrangement filed under the Companies’ Creditors Arrangement Act (Canada) and the Canada Business Corporations Act in respect of such corporation and certain of its subsidiaries (“Plan”);

     WHEREAS the Plan provides for an issuance by the Corporation of the Warrants (as hereinafter defined) on the date of implementation of the Plan;

     WHEREAS the Corporation has proposed to create and issue Warrants in the manner herein set forth;

     WHEREAS each Warrant entitles the Holder (as hereinafter defined) thereof to purchase from the Corporation one Class A Share (as hereinafter defined) or one Class B Share (as hereinafter defined), as the case may be, subject to adjustment in the manner herein set forth;

     WHEREAS for such purpose the Corporation deems it necessary to create and issue the Warrants constituted and issued in the manner herein;

     WHEREAS the Corporation is duly authorized to create and issue the Warrants as herein provided and complete the transactions contemplated herein;

     WHEREAS all things necessary have been done and performed to make the Warrant Certificates (as hereinafter defined), when certified by the Trustee and issued and delivered as herein provided, legal, valid and binding obligations of the Corporation with the benefits of and subject to the terms of this Indenture;

     WHEREAS the foregoing recitals are made as representations by the Corporation and not by the Trustee;

     WHEREAS the Trustee has agreed to enter into this Indenture and to hold all rights, interests and benefits contained herein for and on behalf of those Persons (as hereinafter defined) who from time to time become Holders of Warrants issued pursuant to this Indenture;

     NOW THEREFORE THIS INDENTURE WITNESSES that for good and valuable consideration mutually given, the receipt and sufficiency of which, by each of the Corporation and the Trustee, are hereby acknowledged, the Corporation hereby appoints the Trustee as trustee for the Warrantholders, to hold all rights, interests and benefits contained herein for and on behalf of those Persons who from time to time become Holders of Warrants issued pursuant to this Indenture, and the parties hereby covenant, agree and declare as follows:

ARTICLE 1
INTERPRETATION

Section 1.1     Definitions.

     In this Indenture and in the Warrant Certificates, the following terms shall have the following meaning unless otherwise indicated:

“Adjustment Period” has the meaning set forth in Section 4.9(1);

“Applicable Legislation” means such provisions of any statute of Canada or of a province thereof, and of regulations under any such statute, relating to trust indentures or to the rights, duties and obligations of corporations and of trustees under trust indentures, as are from time to time in force and applicable to this Indenture;

“Business Day” means a day on which chartered banks are normally open for business in the City of Montreal and the City of Toronto, excluding Saturdays, Sundays and any statutory or civic holiday;

“Canadian” means a Canadian within the meaning ascribed to such term in the Telecommunications Act (Canada) S.C. 1993, c. 38 and the regulations thereunder, as amended from time to time;

“Canadian Securities Regulatory Authorities” means the securities commissions and similar securities regulatory authorities of all Canadian provinces and territories;

“Class A Shares” means the Class A Restricted Voting Shares in the capital of the Corporation;

“Class B Shares” means the Class B Non-Voting Shares in the capital of the Corporation;

“Corporation” means Microcell Telecommunications Inc., a corporation incorporated under the laws of Canada and includes any successor corporation to or of the Corporation which shall have complied with the provisions of Section 8.2;

“Corporation’s Auditors” means the auditors of the Corporation appointed from time to time in accordance with the provisions of the Canada Business Corporations Act;

“Court” has the meaning set forth in Section 9.8(4);

“Current Market Price” means the closing trading prices per share of Class A Shares and Class B Shares, respectively, on any particular date (and if such date is not a Business Day, the last Business Day before such date);

“Director” means a director of the Corporation and reference to action by the directors means action by the directors of the Corporation as a board or, whenever duly empowered, action by a committee of the board;

“Effective Date” means May 1, 2003;

“Exercise Date” means with respect to any Warrant exercised by the Holder thereof pursuant to Section 4.1(1), any day after the U.S. Registration Date, on which the Warrant Certificate evidencing such Warrant is surrendered to the Trustee in accordance with the provisions of Section 4.1;

“Exercise Price” means an amount of $19.91, subject to adjustment as herein provided;

“Expiry Date” means, with respect to a Warrant, May 1, 2005, subject to Section 4.10;

“Expiry Time” means 5:00 p.m. (Montreal time) on the Expiry Date;

“Extraordinary Resolution” has the meaning attributed thereto in Section 7.12 and Section 7.15;

“Fundamental Transaction” has the meaning set forth in Section 4.9(3)(a);

“Indenture” means the present Warrant Indenture, as amended from time to time in accordance with its terms;

“Ordinary Course Dividend” means any dividend (payable in cash or securities, property or assets of equivalent value) declared payable on the Shares in any fiscal year of the Corporation and not exceeding, on an aggregate basis, the greater of (i) 10% of the equity of the holders of the Shares at the end of the fiscal year preceding the dividend declaration date and (ii) 150% of the average amount of dividends paid on the Shares in the preceding three (3) fiscal years.

“Person” means an individual, corporation, partnership, trustee or unincorporated organization;

“Registration Statement” means a registration statement filed by the Corporation with the SEC in respect of the Shares issuable upon exercise of the Warrants pursuant to the U.S. Securities Act;

“Residency Declaration” means a declaration by a Warrantholder whether he is Canadian or non-Canadian, in the form annexed as Schedule “A”;

“Share” means a Class A Share or Class B Share, as the case may be;

“Share Rate” has the meaning set forth in Section 4.9(1);

“SEC” means the U.S. Securities and Exchange Commission;

“Subsidiary” means any corporation or entity of which voting securities or interests carrying more than 50% of the votes attached to all outstanding voting securities or interests of such corporation or entity are owned, directly or indirectly, other than by way of security only, by one or more of the Corporation and any Subsidiary, provided that the Corporation or such Subsidiary is not contractually or otherwise prohibited or restricted from exercising sufficient of the voting rights attached to such voting securities or interests to elect at least a majority of the directors of such corporation;

“Trustee” means Computershare Trust Company of Canada, and its successors;

“U.S.” means the United States of America, its territories or possessions, any state thereof or the District of Columbia collectively;

“U.S. Person” has the meaning ascribed thereto in Regulation S adopted pursuant to the U.S. Securities Act;

“U.S. Registration Date” means the fifth Business Day following the date upon which the Registration Statement has been declared effective by the SEC;

“U.S. Securities Act” means the U.S. Securities Act of 1933, as amended;

“Warrant Certificate” means a certificate evidencing one or more Warrants, substantially in the form attached hereto as Schedule “B”;

“Warrantholders” or “Holders” means the Persons for the time being entered in a register of holders described in Section 3.1 as holders of Warrants;

“Warrantholders’ Request” means an instrument, signed in one or more counterparts by Warrantholders who hold in the aggregate not less than 20% of the total number of Warrants then outstanding, requesting the Trustee to take some action or proceeding specified therein;

“Warrants” means, collectively, the warrants of the Corporation created and issued pursuant to this Indenture entitling registered Holders thereof to receive one Class A Share or one Class B Share, as the case may be (subject to adjustment), upon the exercise of such Warrant pursuant to Article 4;

“Written Order of the Corporation”, “Written Request of the Corporation”, “Written Consent of the Corporation”, “Written Direction of the Corporation” and “Certificate of the Corporation” mean, respectively, a written order, request, consent, direction and certificate signed in the name of the Corporation by any director or officer of the Corporation or by any other individual to whom such signing authority is delegated by the directors from time to time, and may consist of one or more instruments so executed.

Section 1.2     Words Importing the Singular.

Words importing the singular include the plural and vice versa and words importing a particular gender include both genders.

Section 1.3     Interpretation Not Affected by Headings, Etc.

     The division of this Indenture into Articles, Sections, Subsections, paragraphs, subparagraphs, clauses and subclauses, the provision of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Indenture or the Warrants.

Section 1.4     Day Not a Business Day.

     If the day on or before which any action that would otherwise be required to be taken hereunder is not a Business Day in the place where the action is required to be taken, that action shall be required to be taken on or before the requisite time on the next succeeding day that is a Business Day.

Section 1.5     Time of the Essence.

     Time shall be of the essence in all respects in this Indenture and the Warrant Certificates.

Section 1.6     Currency.

     Except as otherwise stated, all dollar amounts herein and in the Warrant Certificates are expressed in Canadian dollars.

Section 1.7     Applicable Law.

     This Indenture and the Warrant Certificates shall be construed and enforced in accordance with the laws of the Province of Quebec and the federal laws of Canada applicable therein and shall be treated in all respects as Quebec contracts.

Section 1.8     Severability.

     In the event that any provision hereof shall be determined to be invalid or unenforceable in any respect such determination shall not affect such provision in any other respect or any other provision hereof, all of which shall remain in full force and effect.

Section 1.9     Conflicts.

     In the event there is any conflict between this Indenture and any Warrant Certificates or Schedules to this Indenture, the provisions of this Indenture shall govern and prevail.

Section 1.10     Meaning of “Outstanding”.

     Subject to Section 7.17, every Warrant represented by a Warrant Certificate countersigned and delivered by the Trustee hereunder shall be deemed to be outstanding until it shall be cancelled or delivered to the Trustee for cancellation or until the Expiry Time; provided that where a new Warrant Certificate has been issued pursuant to Section 2.7 to replace one which has been mutilated, lost, stolen or destroyed, the Warrants represented by only one of such Warrant Certificates shall be counted for the purpose of determining the aggregate number of Warrants outstanding.

Section 1.11     Schedules.

     The following Schedules, attached hereto, form part of this Indenture:

Schedule A	-	Form of Residency Declaration
Schedule B	-	Form of Warrant Certificate

ARTICLE 2
THE WARRANTS

Section 2.1     Creation and Issue of Warrants.

(1)	Creation of Warrants. A maximum of 3,987,937 Warrants entitling the Holders thereof to be issued, subject to adjustment in accordance with Section 4.9, a maximum aggregate number of 3,987,937 Class A Shares and/or Class B Shares on the terms and subject to the conditions herein provided, are hereby created and authorized for issue.

(2)	Issuance of Warrants. The Corporation will issue the Warrants to Warrantholders as of the Effective Date.

(3)	Certification of Warrants. As of the Effective Date, upon the issue of the Warrants, Warrant Certificates shall be executed by the Corporation and delivered to the Trustee, certified by the Trustee upon the Written Order of the Corporation and delivered by the Trustee pursuant to a Written Direction of the Corporation, without any further act of or formality on the part of the Corporation and without the Trustee receiving any consideration therefor.

Section 2.2     Terms of Warrants.

(1)	Exercise Terms. At any time commencing after the U.S. Registration Date and terminating at the Expiry Time, each Warrant issued hereunder shall entitle the Holder thereof, upon the exercise thereof and the payment of the Exercise Price in accordance with the provisions of Article 4, to be issued one Class A Share or one Class B Share, as the case may be, subject to adjustment as provided herein.

(2)	Adjustment. The number of Shares which may be issued upon exercise of the Warrants will be adjusted in the events and in the manner specified in Section 4.9 hereof.

(3)	Purchase by Corporation. The Corporation or any Subsidiary may, from time to time, purchase Warrants in the open market, by private agreement or otherwise, and any such purchase may be made in such manner, from such Persons, at such prices and on such terms as the Corporation or such Subsidiary in its sole discretion may determine. The Corporation shall instruct the Trustee, by a Written Direction of the Corporation, to cancel the Warrants so purchased.

Section 2.3     Form of Warrant Certificates.

(1)	Form. The Warrant Certificates will be in the form attached hereto as Schedule “B”, will be dated as of the Effective Date, will bear such distinguishing letters and numbers as the Corporation, with the approval of the Trustee, may prescribe and such legends as the Corporation may prescribe and will be issuable in whole number denomination only.

(2)	Production. The Warrant Certificates may be engraved, lithographed or printed (the expression “printed” including for purposes hereof both original typewritten material as well as mimeographed, mechanically, photographically, photostatically or electronically reproduced, typewritten or other written material), or partly in one form and partly in another, as the Corporation may determine.

(3)	Warrant Certificates Legends. Upon the original issuance of Warrant Certificates and until the U.S. Registration Date, the Warrant Certificates, shall bear the following legend:

“THE SECURITIES ISSUABLE UPON THE EXERCISE OF THE WARRANTS EVIDENCED BY THE PRESENT CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (“U.S. SECURITIES ACT”). WARRANTS EVIDENCED BY THIS WARRANT CERTIFICATE MAY NOT BE EXERCISED UNTIL THE FIFTH BUSINESS DAY FOLLOWING THE DATE A REGISTRATION STATEMENT IN RESPECT OF THE SECURITIES ISSUABLE UPON EXERCISE OF SUCH WARRANTS FILED PURSUANT TO THE U.S. SECURITIES ACT IS DECLARED EFFECTIVE BY THE U.S. SECURITIES AND EXCHANGE COMMISSION.”

Section 2.4     Signing of Warrant Certificates.

(1)	Signing Officers. The Warrant Certificates will be signed by one of the President, Chief Financial Officer, a Vice-President or Secretary of the Corporation or by any other individual to whom such signing authority is delegated by the directors of the Corporation from time to time.

(2)	Signatures. The signatures of any of the officers or individuals referred to in Section 2.4(1) may be manual signatures, engraved, lithographed or printed in facsimile and Warrant Certificates bearing such facsimile signatures will, subject to Section 2.5, be binding on the Corporation as if they had been manually signed by such officers or individuals.

(3)	No Longer Officer. Notwithstanding that any Person whose manual or facsimile signature appears on a Warrant Certificate as one of the officers or individuals referred to in Section 2.4(1) no longer holds the same or any other office with the Corporation at the date of issue of any Warrant Certificate or at the date of certification or delivery thereof, such Warrant Certificate will, subject to Section 2.5, be valid and binding on the Corporation.

Section 2.5     Certification by Trustee.

(1)	Certification. No Warrant Certificate will be issued or, if issued, will be valid or entitle the Holder to the benefits hereof until it has been certified by signature (which may be manual, engraved, lithographed or printed in facsimile) by or on behalf of the Trustee in the form of Warrant Certificate attached hereto as Schedule “B”. The certification by the Trustee on a Warrant Certificate will be conclusive evidence as against the Corporation that such Warrant Certificate has been issued hereunder and that the Holder thereof is entitled to the benefits hereof.

(2)	Certification No Representation. The certification by the Trustee on any Warrant Certificate issued hereunder will not be construed as a representation or warranty by the Trustee as to the validity of this Indenture or such Warrant Certificate (except the due certification thereof) or as to the performance by the Corporation of its obligations under this Indenture and the Trustee will in no respect be liable or answerable for the use made of any Warrant Certificate or of the consideration therefor, except as otherwise specified herein.

Section 2.6     Warrants to Rank Pari Passu.

     All Warrants will rank pari passu, irrespective of the actual dates of issue of the Warrant Certificates by which they are evidenced.

Section 2.7     Issue in Substitution for Lost Certificates, Etc.

(1)	Substitution. If any Warrant Certificate becomes mutilated or is lost, destroyed or stolen, the Corporation, subject to applicable law and to Section 2.7(2), will issue, and thereupon the Trustee will certify and deliver, a new Warrant Certificate of like tenor as the one mutilated, lost, destroyed or stolen in exchange for and in place of and on surrender and cancellation of such mutilated certificate or in lieu of and in substitution for such lost, destroyed or stolen certificate.

(2)	Cost and Conditions of Substitution. The applicant for the issue of a new Warrant Certificate pursuant to this Section 2.7 will bear the reasonable cost of the issue thereof and in the case of loss, destruction or theft will, as a condition precedent to the issue thereof:

(a)	furnish to the Corporation and to the Trustee such evidence of ownership and of the loss, destruction or theft of the Warrant Certificate to be replaced as is satisfactory to the Corporation and to the Trustee in their discretion, acting reasonably;

(b)	if so requested, furnish an indemnity in amount and form satisfactory to the Corporation and to the Trustee in their discretion, acting reasonably; and

(c)	pay the reasonable charges of the Corporation and the Trustee in connection therewith.

Section 2.8     Cancellation of Surrendered Warrants.

     All Warrant Certificates surrendered to the Trustee in accordance with the provisions of this Indenture will be cancelled by the Trustee and, if requested in writing in advance by the Corporation, the Trustee will furnish the Corporation with a cancellation certificate identifying each Warrant Certificate so cancelled and the number of Warrants evidenced thereby.

Section 2.9     Warrantholder not a Shareholder.

     Nothing in this Indenture or in the holding of a Warrant evidenced by a Warrant Certificate, or otherwise, will be construed as conferring on any Warrantholder any right or interest whatsoever in the Shares to be issued as a shareholder of the Corporation, including but not limited to any right to vote at, to receive notice of, or to attend any meeting of shareholders or any other proceeding of the Corporation or any right to receive any dividend or other distribution in respect of the Shares.

ARTICLE 3
REGISTRATION, TRANSFER, EXCHANGE AND
OWNERSHIP OF WARRANTS

Section 3.1     Registration and Transfer of Warrants.

(1)	Register. The Corporation will cause to be kept by the Trustee, at the principal corporate actions trust office in Toronto of the Trustee and in such additional place or places as the Corporation, with the approval of the Trustee, may determine:

(a)	a register of Holders in which shall be entered in alphabetical order the names and addresses of the Holders of Warrants and particulars of the Warrants held by them; and

(b)	a register of transfers in which all transfers of Warrants and the date and other particulars of each such transfer shall be entered.

(2)	Transfer. No transfer of any Warrant will be valid unless entered on the register of transfers referred to in Section 3.1(1), or on any branch registers maintained pursuant to Section 3.1(7), upon surrender to the Trustee of the Warrant Certificate evidencing such Warrant, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee executed by the Holder or his executors, administrators or other legal representatives or his or their attorney duly appointed by an instrument in writing in form and executed in a manner satisfactory to the Trustee, and, upon compliance with such requirements and such other reasonable requirements as the Trustee and the Corporation may prescribe, such transfer will be duly noted on one of such registers of transfers by the Trustee.

(3)	Register of Transfers. The transferee of any Warrant will, after surrender to the Trustee of the Warrant Certificate evidencing such Warrant as required by Section 3.1(2) and upon compliance with all other conditions in respect thereof required by this Indenture or by law, be entitled to be entered on the register of Holders referred to in Section 3.1(1), or on any branch registers of Holders maintained pursuant to Section 3.1(7), as the owner of such Warrant free from all equities or rights of set-off or counterclaim between the Corporation and the transferor or any previous Holder of such Warrant, except in respect of equities of which the Corporation is required to take notice by statute or by order of a court of competent jurisdiction.

(4)	Refusal of Registration. The Corporation will be entitled, and may direct the Trustee, to refuse to recognize any transfer, or enter the name of any transferee, of any Warrant on the registers referred to in Section 3.1(1), or on any branch registers maintained pursuant to Section 3.1(7), if such transfer would constitute a violation of the securities laws of any jurisdiction or the rules, regulations or policies of any regulatory authority having jurisdiction.

(5)	No Notice of Trusts. Subject to applicable law, neither the Corporation nor the Trustee will be bound to take notice of or see to the execution of any trust, whether express, implied or constructive, in respect of any Warrant, and may transfer any Warrant on the direction of the Person registered as the Holder thereof, whether named as trustee or otherwise, as though that Person were the beneficial owner thereof.

(6)	Inspection. The registers referred to in Section 3.1(1), and any branch registers maintained pursuant to Section 3.1(7), will at all reasonable times be open for inspection by the Corporation and any Warrantholder. The Trustee will from time to time when requested to do so in writing by the Corporation or any Warrantholder (upon payment of the Trustee’s reasonable charges), furnish the Corporation or such Warrantholder, as the case may be, with a list of the names and addresses of Holders of Warrants entered on such registers and showing the number of Warrants held by each such Holder.

(7)	Location of Registers. The Corporation may, at any time and from time to time, change the place at which the registers referred to in Section 3.1(1) are kept, cause branch registers of Holders or transfers to be kept at other places (including in the U.S.) and close such branch registers or change the place at which such branch registers are kept, in each case subject to the approval of the Trustee if same relates to registers kept by the Trustee. Notice of all such changes or closures shall be given by the Corporation to the Trustee and to Holders of Warrants in accordance with Section 10.2.

Section 3.2     Exchange of Warrant Certificates.

(1)	Exchange. One or more Warrant Certificates may, on compliance with the reasonable requirements of the Trustee, be exchanged for one or more Warrant Certificates of different denominations evidencing in the aggregate the same number of Warrants entitling the Holder thereof to be issued the same aggregate number of Shares as the Warrant Certificate or Warrant Certificates being exchanged.

(2)	Place of Exchange. Warrant Certificates may be exchanged only at the principal corporate actions trust office in Toronto of the Trustee or at any other place designated by the Corporation with the approval of the Trustee.

(3)	Cancellation. Any Warrant Certificate tendered for exchange pursuant to Section 3.2 shall be surrendered to the Trustee and cancelled.

(4)	Execution. The Corporation will sign all Warrant Certificates necessary to carry out exchanges pursuant to Section 3.2 and such Warrant Certificates will be certified by the Trustee.

Section 3.3     No Charges for Transfer or Exchange.

     No charge will be levied on a presenter of a Warrant Certificate pursuant to this Indenture for the transfer of any Warrant or the exchange of any Warrant Certificate.

Section 3.4     Ownership of Warrants.

(1)	Owner. The Corporation and the Trustee may deem and treat the Person or Persons in whose name any Warrant is registered as the absolute owner (or joint-owners, as the case may be) of such Warrant for all purposes, and such Person or Persons will for all purposes of this Indenture be and be deemed to be the absolute owner thereof, and the Corporation and the Trustee will not be affected by any notice or knowledge to the contrary except as required by statute or by order of a court of competent jurisdiction.

(2)	Rights of Registered Holder. The registered Holder of any Warrant will be entitled to the rights evidenced thereby free from all equities and rights of set-off or counterclaim between the Corporation and the original or any intermediate Holder thereof and all Persons may act accordingly, and the issue and delivery to any such registered Holder of the Shares issuable pursuant thereto will be a good discharge to the Corporation and the Trustee therefor and neither the Corporation nor the Trustee will be bound to inquire into the title of any such registered Holder.

ARTICLE 4
EXERCISE OF WARRANTS

Section 4.1     Exercise.

(1)	Exercise. Subject to the limitations set forth in Section 4.1(6) and Section 4.8, the Holder of any Warrant may, at any time after the U.S. Registration Date but on or before the Expiry Time, exercise the right thereby conferred to be issued Class A Shares or Class B Shares, as the case may be, by surrendering to the Trustee, at the principal corporate actions trust office in Toronto of the Trustee, or to any other Person or at any other place designated by the Corporation with the approval of the Trustee, during normal business hours on a Business Day at such place, the Warrant Certificate evidencing such Warrant, accompanied by (i) a duly completed and executed notice of exercise substantially in the form set out in such Warrant Certificate; (ii) a certified cheque or bank draft to the order of the Corporation in the amount of the aggregate Exercise Price payable on account of the Warrants exercised; and (iii) a duly completed and executed Residency Declaration in the form attached as Schedule “A”, certifying whether the Warrantholder is Canadian or non-Canadian. Warrantholders which fail to provide duly completed and executed Residency Declarations shall be deemed not to be a Canadian. Upon exercise,

Canadian Warrantholders shall be entitled to be issued Class A Shares and non-Canadian Warrantholders shall be entitled to be issued Class B Shares.

(2)	Notice of U.S. Registration Date. As soon as practicable after the Registration Statement has been declared effective by the SEC, the Corporation shall give notice in writing to the Trustee of the U.S. Registration Date and shall issue a press release announcing the U.S. Registration Date.

(3)	Surrender of Warrant Certificates. Any Warrant Certificate accompanied by the documents referred to in Section 4.1(1) will be deemed to have been surrendered to the Trustee only on personal delivery thereof to, or, if sent by mail or other means of transmission, on actual receipt thereof by, the Trustee or one of the other Persons at the office or one of the other places specified in Section 4.1(1).

(4)	Notice of Exercise. Any notice of exercise referred to in Section 4.1(1) must be signed by the Warrantholder, or his executors, administrators or other legal representatives or his or their attorney duly appointed by an instrument in writing in form and executed in a manner satisfactory to the Trustee, acting reasonably, and, if any Shares thereby issuable are to be issued to a Person or Persons other than the Warrantholder, must specify the name or names and the address or addresses of each such Person or Persons and the number of Shares to be issued to each such Person if more than one is so specified and accompanied by a duly completed and executed Residency Declaration of each Person to whom Shares are to be issued. If Shares are to be issued to more than one Person and if all Residency Declarations certify that all such Persons are Canadians, Class A Shares shall be issued to all such Persons; in any other case, Class B Shares shall be issued to all such Persons.

(5)	Exercise of Less than All. A Warrantholder who wishes to exercise the Warrants evidenced by any Warrant Certificate may exercise less than all of such Warrants and in the case of any such partial exercise shall be entitled to receive a Warrant Certificate, in form, signed and certified in accordance with the provisions of Article 2, evidencing the number of Warrants held by the Warrantholder which remain unexercised.

(6)	No Exercise before U.S. Registration Date. The Warrants may not be exercised, nor will certificates representing Shares be registered or delivered to any Warrantholder, before the U.S. Registration Date has occurred. Any notice of exercise of Warrants received before the U.S. Registration Date has occurred will be returned (together with all documentation accompanying such notice pursuant to Section 4.1(1)) to the Warrantholder who sent such notice if held by the Corporation for a period in excess of ten (10) Business Days.

Section 4.2     Effect of Exercise.

(1)	Effect of Exercise. Upon the exercise of any Warrants in accordance with Section 4.1, the Shares thereby issuable shall be deemed to have been issued, and the Person or Persons to whom such Shares are to be issued shall be deemed to have become the holder or holders of record thereof, on the Exercise Date, unless the transfer registers for the Shares are closed on that date, in which case such Shares shall be deemed to have been issued and such Person or Persons shall be deemed to have become the holder or holders of record thereof on the date on which such transfer registers are reopened, but such Shares shall be issued on the basis of the number of Shares to which such Person or Persons were entitled on the Exercise Date.

(2)	Mailing of Certificates. As soon as reasonably practicable (and, in any event, within five Business Days) after the surrender to the Trustee of the Warrant Certificates in accordance with Section 4.1(3), the Corporation shall, subject to the provisions of Section 4.7, cause the Trustee to mail to the Person or Persons in whose name or names the Shares thereby issued have been issued, at his or their respective addresses, or, if so specified, cause to be delivered to such Person or Persons at the place where the Warrant Certificates evidencing such Warrants were surrendered, certificates representing the Shares so issued.

(3)	Issuance to Person other than Holder. If any Shares issuable pursuant to any Warrants are to be issued to a Person or Persons other than the Warrantholder, the Warrantholder must pay to the Corporation or to the Trustee on its behalf an amount equal to all eligible transfer taxes or other government charges, and neither the Corporation nor the Trustee will be required to issue or deliver any certificates representing any such Shares unless or until such amount has been so paid or the Warrantholder has established to the satisfaction of the Corporation that such taxes and charges have been paid or that no such taxes or charges are owing.

(4)	Restrictions. If at the time of exercise of the Warrants there remain trading restrictions on the Shares pursuant to applicable securities legislation, the Corporation or the Trustee may, upon the advice of counsel, endorse any Shares to such effect.

Section 4.3     No Fractional Shares.

     The Corporation shall not be required to issue fractional Shares in satisfaction of its obligations hereunder. To the extent that a Holder of Warrants would otherwise have been entitled to receive on the exercise of the Warrants a fraction of a Share, such Shares shall be rounded down to the nearest whole number without any compensation therefor.

Section 4.4     Warrants Void After Expiry Time.

     After the Expiry Time, no Holder of a Warrant Certificate representing a Warrant which has not been validly exercised as set forth herein has any rights either under this Indenture or the Warrant Certificate, and the Warrants are void and of no value or effect. All provisions of this Indenture are subject to this Section.

Section 4.5     Notice of Expiry Time.

     At least twenty (20), and not more than thirty (30) Business Days prior to the Expiry Time, the Trustee shall provide notice to each registered Holder of unexercised Warrants that the Warrants held by such Holder will expire at the Expiry Date which notice shall be prepared by the Corporation and delivered to the Trustee for its distribution to Warrantholders. The notice shall provide for (i) the Expiry Time; (ii) the manner in which the Warrants may be exercised by the Holder thereof; and (iii) the consequences of non-exercise by the Holder prior to the Expiry Time.

Section 4.6     Recording.

     The Trustee shall record particulars of each Warrant exercised, which particulars shall include the name and address of each Person to whom Shares are thereby issued, the number of Shares so issued and the Exercise Date in respect thereof. Within three Business Days after each Exercise Date, the Trustee shall provide such particulars in writing to the Corporation.

Section 4.7     Postponement of Delivery of Certificates.

     The Corporation shall not be required to deliver certificates for Shares during the period when the transfer books of the Corporation are closed by law and, in the event that the Exercise Date occurs during such period, the delivery of certificates may be postponed for a period not exceeding five Business Days after the date of the re-opening of the transfer books.

Section 4.8     Securities Restrictions.

     The certificates representing the Shares thereby issued will bear such legends as may, in the opinion of counsel to the Corporation, be necessary or advisable in order to avoid a violation of any securities laws of any applicable jurisdiction or to comply with the requirements of any stock exchange on which the Shares are listed, provided that if, at any time, in the opinion of counsel to the Corporation, such legends are no longer necessary or advisable in order to avoid a violation of any such laws or requirements, such legended certificate may thereafter be surrendered to the Corporation in exchange without charge for a certificate which does not bear such legend.

Section 4.9     Adjustments.

(1)	Adjustment. The rights of the Warrantholders, including in relation to the number of Shares issuable upon the exercise of a Warrant, will be adjusted from time to time in the events and in the manner provided in, and in accordance with the provisions of, this Section, and for such purposes and as used in this Section, (i) “Adjustment Period” means the period commencing immediately after the Effective Date and ending at the Expiry Time, and (ii) “Share Rate” means the rate at which the Shares are issuable upon the exercise of a Warrant, which rate, subject to adjustment pursuant to this Section will be one Share for each Warrant as of and from the date hereof.

(2)	Share Rate. The Share Rate in effect at any date will be subject to adjustment from time to time as follows:

(a)	If and whenever at any time during the Adjustment Period, the Corporation shall:

(i)	subdivide or redivide the outstanding Shares into a greater number of Shares;

(ii)	consolidate, combine or reduce the outstanding Shares into a lesser number of Shares; or

(iii)	issue Shares to all or substantially all of the holders of Shares by way of a stock dividend or other distribution (other than an Ordinary Course Dividend),

then, in each such event, the Share Rate will, on the effective date of or the record date for such event, be adjusted by multiplying the Share Rate in effect immediately prior to such date by a fraction:

(i)	the numerator of which shall be the total number of Shares outstanding on such date after giving effect to such event; and

(ii)	the denominator of which shall be the total number of Shares outstanding on such date before giving effect to such event.

Such adjustment will be made successively whenever any such event shall occur. Any such issue of Shares by way of a stock dividend or other distribution shall be deemed to have been made on the record date for such stock dividend or other distribution for the purpose of calculating the number of outstanding Shares under paragraph 4.9(2)(b) and paragraph 4.9(2)(c).

(b)	If and whenever, at any time during the Adjustment Period, the Corporation shall fix a record date for the issuance of rights, options or warrants to all or substantially all of the holders of Shares entitling the holders thereof, within a period expiring not more than 50 days after the record date for such issue, to subscribe for or purchase Shares (or securities convertible into or exchangeable for Shares) at a price per share (or having a conversion or exchange price per share) less than 95% of the Current Market Price on the earlier of such record date and the date on which the Corporation announces its intention to make such issuance, then, in each such case, the Share Rate will be adjusted immediately after such record date by multiplying the Share Rate in effect on such record date by a fraction:

(i)	the numerator of which shall be the total number of Shares outstanding on such record date plus the total number of additional Shares so offered for subscription or purchase (or into or for which the convertible or exchangeable securities so offered are convertible or exchangeable); and

(ii)	the denominator of which shall be the aggregate of (A) the number of Shares outstanding on such record date and (B) a number determined by dividing the aggregate subscription or purchase price of the total number of additional Shares so offered for subscription or purchase (or the aggregate conversion or exchange price of the convertible or exchangeable securities so offered) by the Current Market Price as of the applicable record date.

Any Shares owned by or held for the account of the Corporation or any Subsidiary shall be deemed not to be outstanding for the purpose of any such computation. Such adjustments will be made successively whenever such a record date is fixed. To the extent that any such rights, options or warrants are not so issued or any such rights, options or warrants are not exercised prior to the expiration thereof, the Share Rate will then be readjusted to the Share Rate which would then be in effect if such record date had not been fixed or to the Share Rate which would then be in effect based upon the number of Shares (or securities convertible into or exchangeable for Shares) actually issued upon the exercise of such rights, options or warrants, as the case may be.

(c)	If and whenever at any time during the Adjustment Period the Corporation shall fix a record date for the making of a distribution to all or substantially all of the holders of Shares of:

(i)	shares of any class other than Shares, whether of the Corporation or any other corporation;

(ii)	rights, options or warrants other than rights options or warrants referred to in paragraph Section 4.9(2)(b);

(iii)	evidence of indebtedness; or

(iv)	cash, securities or other property or assets (other than an Ordinary Course Dividend);

then, in each such case, the Share Rate will be adjusted immediately after such record date by multiplying the Share Rate in effect on such record date by a fraction:

(i)	the numerator of which shall be the total number of Shares outstanding on such record date multiplied by the Current Market Price on such record date; and

(ii)	the denominator of which shall be (A) the product of the number of Shares outstanding on such record date and the Current Market Price on the earlier of such record date and the date on which the Corporation announces its intention to make such distribution reduced by (B) the aggregate fair market value (as determined by the directors at the time such distribution is authorized) of such shares or rights, options or warrants or evidences of indebtedness or cash, securities or other property or assets to be so distributed.

Any Shares owned by or held for the account of the Corporation or any Subsidiary shall be deemed not to be outstanding for the purpose of any such computation. Such adjustments will be made successively whenever such a record date is fixed. To the extent that such distribution is not so made or to the extent that any such rights, options or warrants so distributed are not exercised prior to the expiration thereof, the Share Rate will then be readjusted to the Share Rate which would then be in effect if such record date had not been fixed or to the Share Rate which would then be in effect based upon such shares or rights, options or warrants or evidences of indebtedness or cash, securities or other property or assets actually distributed or based upon the number or amount of securities or the property or assets actually issued or distributed upon the exercise of such rights, options or warrants, as the case may be.

(d)	In the absence of a resolution of the directors fixing a record date for any event referred to in this Section, the Corporation shall be deemed to have fixed as the record date therefor the earlier of the date on which holders of record of Shares are determined for the purpose of participating in such event and the date on which such event becomes effective.

(e)	If whenever at any time after the Effective Date and ending at the Expiry Time, any of the events referred to in Section 4.9(2)(a), (b) or (c) occurs and if such event results in an adjustment to the Share Rate, the Exercise Price shall be adjusted contemporaneously with each such adjustment of the Share Rate (including, for greater certainty, any readjustment of the Share Rate if and to the extent that a distribution or issuance of securities or exercise of rights, warrants or options pursuant to Section 4.9(2)(b) or (c) is not completed) by multiplying the Exercise Price in effect immediately prior to the occurrence of such event by a fraction:

(i)	the numerator of which shall be the number of Shares outstanding immediately before giving effect to such event; and

(ii)	the denominator of which shall be the number of Shares outstanding immediately after giving effect to such event.

(3)	Fundamental Transactions.

(a)	If and whenever at any time during the Adjustment Period, there is (i) any reclassification of the Shares at any time outstanding or any change of the Shares into other shares, securities or property of the Corporation, or any other capital reorganization of the Corporation of similar effect (other than as described in Section 4.9(2)), (ii) any amalgamation, arrangement, merger or other form of business combination of the Corporation with or into any other corporation resulting in any reclassification of the outstanding Shares or change of the Shares into other shares, securities or property of the Corporation or such other corporation, or (iii) any sale, lease, exchange or transfer all or substantially all of the undertaking or assets of the Corporation and/or the Subsidiaries of the Corporation to another corporation or entity not wholly-owned by the Corporation (each of the transactions contemplated in (i), (ii) and (iii), hereinafter, a “Fundamental Transaction”), then, in each such event, each Holder of any Warrant which is thereafter exercised will be entitled to receive, and shall accept, in lieu of the number of Shares to which such Warrantholder was theretofore entitled upon such exercise, the kind and number or amount of shares or other securities or property which such

Holder would have been entitled to receive as a result of the Fundamental Transaction if, on the effective date thereof, such Warrantholder had been the registered holder of the number of Shares to which such Warrantholder was theretofore entitled upon such exercise.

(b)	If and whenever at any time during the Adjustment Period, there is a Fundamental Transaction which provides for holders of the outstanding Shares to receive consideration solely in the form of cash, each Warrantholder shall be deemed (i) where such cash consideration is, on a per Share basis, in an amount greater than the Exercise Price, to exercise its Warrants and such Warrantholder shall be entitled to receive, upon such deemed exercise, the cash consideration which such holder would have been entitled to receive had such exercise of Warrants taken place immediately prior to such Fundamental Transaction, less the Exercise Price thereof or (ii) where the cash consideration is, on a per Share basis, equal to or less than the Exercise Price, to surrender its Warrants, without payment of any consideration. Following such deemed exercise, all Warrants shall be cancelled and of no further value or effect.

If necessary as a result of any Fundamental Transaction, appropriate adjustments will be made in the application of the provisions set forth in this Section with respect to the rights and interests thereafter of the Holders of Warrants to the end that the provisions set forth in this Section will thereafter correspondingly be made applicable as nearly as may reasonably be in relation to any shares or other securities or property thereafter deliverable upon the exercise of any Warrant. Any such adjustments will be made by and set forth in an indenture supplemental hereto approved by the directors and by the Trustee and shall for all purposes be conclusively deemed to be an appropriate adjustment.

(4)	Deferral of Adjustment. In any case in which this Section shall require that an adjustment shall become effective immediately after a record date for or an effective date of an event referred to herein, the Corporation may defer, until the occurrence and consummation of such event, issuing to the Holder of any Warrant exercised after such record date or effective date and before the occurrence and consummation of such event the additional Shares or other shares, securities or property issuable upon such exercise by reason of the adjustment required by such event, provided, however, that the Corporation will deliver to such Holder an appropriate instrument evidencing such Holder’s right to receive such additional Shares or other shares, securities or property upon the occurrence and consummation of such event and the right to receive any dividend or other distribution in respect of such additional Shares or other shares, securities or property declared in favour of the holders of record of Shares or of such other shares, securities or property on or after the Exercise Date or such later date as such holder would, but for the provisions of this Subsection, have become the holder of record of such additional Shares or of such other shares, securities or property pursuant hereto.

(5)	Adjustments Cumulative. The adjustments provided for in this Section are cumulative, shall, in the case of any adjustment to the Share Rate, be computed to the nearest one one-hundredth of a Share and will apply (without duplication) to successive subdivisions, consolidations, distributions, issuances or other events resulting in any adjustment under the provisions of this Section, provided that, notwithstanding any other provision of this Section, no adjustment of the Share Rate will be required (i) unless such adjustment would require an increase or decrease of at least 1% in the Share Rate then in effect (provided, however, that any adjustment which by reason of this Subsection is not required to be made will be carried forward and taken into account in any subsequent adjustment), (ii) if, in respect of any event described in this Section (other than the events referred to in Section 4.9(2)(a)(i), Section 4.9(2)(a)(ii) and Section 4.9(3)), the Holders of Warrants are entitled to participate in such event, or are entitled to participate within 45 days in a comparable event, on the same terms, mutatis mutandis as if the Warrants had been exercised prior to or on the effective date of or record date for such event, (iii) in respect of any Shares issuable or issued pursuant to any stock option or stock purchase plan in force from time to time for directors, officers or employees of the Corporation or of a Subsidiary or pursuant to the Warrants, (iv) in respect of any Shares issued on the exercise of any other stock options issued by the Corporation and outstanding on the date hereof, or (v) in respect of Shares issued on the conversion into Shares of preferred shares in the capital of the Corporation outstanding on the date hereof.

(6)	Resolution of Questions. In the event of any question arising with respect to the adjustments provided for in this Section, such questions shall be conclusively determined by the Corporation’s Auditors or, if they are unable or unwilling to act, by such firm of chartered accountants as is appointed by the Corporation and acceptable to the Trustee. Such accountants shall have access to all necessary records of the Corporation and such determination shall be binding upon the Corporation, the Trustee and the Warrantholders. If any such determination is made, the Corporation shall forthwith deliver a certificate to the Trustee describing such determination and give notice to the Warrantholders of such determination.

(7)	Other Actions. If and whenever at any time during the Adjustment Period, the Corporation shall take any action affecting or relating to the Shares, other than any action described in this Section, which in the opinion of the directors, acting reasonably, would prejudicially affect the rights of any Holders of Warrants, the Share Rate will be adjusted by the directors in such manner, if any, and at such time, as the directors may in their sole discretion determine to be equitable in the circumstances to such Holders.

(8)	Additional Actions. As a condition precedent to the taking of any action which would require an adjustment in any of the rights under the Warrants, the Corporation will take any action which may, in the opinion of counsel to the Corporation be necessary in order that the Corporation, or any successor to the Corporation or successor to the undertaking or assets of the Corporation, will be obligated to and may validly and legally issue all of the Shares or other shares, securities or property which the Holders of Warrants would be entitled to receive thereafter on the exercise thereof in accordance with the provisions hereof.

(9)	Notice to Trustee. As soon as possible after the effective date of or record date for any event referred to in this Section that requires or might require an adjustment in any of the rights under the Warrants, the Corporation will:

(a)	file with the Trustee, a Certificate of the Corporation specifying the particulars of such event and, to the extent determinable, any adjustment required and the computation of such adjustment; and

(b)	give notice to the Warrantholders of the particulars of such event and, to the extent determinable, any adjustment required.

Such notice need only set forth such particulars as have been determined at the date such notice is given. If any adjustment for which such notice is given is not then determinable, promptly after such adjustment is determinable the Corporation will:

(i)	file with the Trustee a Certificate of the Corporation showing the computation of such adjustment; and

(ii)	give notice to the Warrantholders of such adjustment.

The Trustee may act and rely, for all purposes, upon the certificate and any other documents filed by the Corporation pursuant to this Section.

(10)	Closing Transfer Books, etc. The Corporation will not close its transfer books or take any other corporate action which might deprive the Holder of a Warrant of the opportunity of exercising its right of acquisition pursuant thereto during the period of ten Business Days after the giving of any notice required by Section 4.9(9).

(11)	No Duty of Trustee. The Trustee:

(a)	shall not at any time be under any duty or responsibility to any Warrantholder to determine whether any facts exist which may require any adjustment in the Share Rate, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making same;

(b)	shall not be accountable with respect to the validity or value (or the kind or amount) of any Shares or of any other shares, securities or property which may at any time be issued or delivered upon the exercise of any Warrant; and

(c)	shall not be responsible for any failure of the Corporation to make any cash payment or to issue, transfer or deliver Shares or share or warrant certificates upon the surrender of any Warrant for the purpose of exercise, or to comply with any of the covenants contained in this Section.

(12)	Post-Adjustment. After any adjustment pursuant to this Section, the term “Shares” where used in this Indenture shall be interpreted to mean securities of any class or classes which, as a result of such adjustment and all prior adjustments pursuant to this Section, the Warrantholder is entitled to receive upon the exercise of its

Warrants, and the number of Shares indicated in any exercise made pursuant to a Warrant shall be interpreted to mean the number of securities and other property and assets which, as a result of such adjustment and all prior adjustments pursuant to this Section 4.9, a Warrantholder is entitled to receive upon the exercise of a Warrant.

Section 4.10     Extension by Corporation.

     The directors of the Corporation may, from time to time and at any time prior to the Expiry Time, extend the Expiry Date hereunder without the consent of the Warrantholders or the Trustee, by giving notice in writing to the Trustee of a date which shall thereafter be the “Expiry Date” for all purposes hereunder. The Expiry Date shall be deemed so extended from and after delivery of the said notice.

ARTICLE 5
COVENANTS OF THE CORPORATION

Section 5.1     Covenants of the Corporation.

     The Corporation covenants with the Trustee that until the Expiry Time:

(1)	Maintenance. The Corporation will at all times maintain its corporate existence (subject to Section 8.2), carry on and conduct its business, and that of its material Subsidiaries, in a proper, efficient and business-like manner and keep or cause to be kept proper books of account in accordance with generally accepted accounting practice.

(2)	Reservation of Shares. The Corporation will reserve and keep available sufficient unissued Class A Shares and Class B Shares to enable it to satisfy its obligations on the exercise of the Warrants.

(3)	Warrants and Issue of Shares. The Warrants shall, when countersigned and registered as herein provided, be valid and enforceable against the Corporation and, subject to the provisions of the Indenture, the Corporation will cause the Shares from time to time issued pursuant to the exercise of the Warrants, and the certificates representing such Shares, to be issued and delivered in accordance with the Warrants and the terms hereof and all Shares that are issued on exercise of the Warrants will be fully paid and non-assessable shares.

(4)	Open Registers. The Corporation will cause the Trustee to keep open the registers of Holders and registers of transfers referred to in Section 3.1 as required by such Section and will not take any action or omit to take any action which would have the effect of preventing the Warrantholders from exercising any of the Warrants or receiving any of the Shares upon such exercise.

(5)	Further Assurances. The Corporation will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, all other acts, deeds and assurances as the Trustee may reasonably require for better accomplishing and affecting the provisions of this Indenture.

(6)	Trustee’s Remuneration. The Corporation shall pay (and shall be responsible for the payment thereof) to the Trustee, reasonable remuneration agreed to in writing for its services hereunder and will repay to the Trustee, upon delivery of original invoices therefor, the amount of all reasonable out-of-pocket expenditures that the Trustee reasonably incurs in the execution of its obligations hereunder with respect to the Warrants without duplication of any amounts otherwise claimed or paid to the Trustee, including reasonable fees and disbursement reasonably incurred by counsel and all other advisors reasonably retained by the Trustee in connection herewith.

(7)	Filings.

(a)	The Corporation will prepare and file, on a date not earlier than six months and not later than seven months from the date hereof, the Registration Statement, will use its reasonable commercial efforts to have the SEC declare the Registration Statement effective as soon as possible thereafter, and will use its commercially reasonable efforts to cause the Registration Statement to remain effective until the applicable Expiry Date, unless the Corporation delivers to the Trustee an opinion of a nationally-recognized U.S. securities counsel to the effect that continued effectiveness of the Registration Statement is not required in order for the Corporation to permit exercises of Warrants in compliance with the U.S. Securities Act;

(b)	The Corporation will prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective until the applicable Expiry Date (subject to Section 5.1(7)(a)); and

(c)	If required under securities or “blue sky” laws of any applicable jurisdiction, the Corporation will use commercially reasonable efforts to register or qualify for distribution the Shares issued upon the exercise of the Warrants in such jurisdiction, provided that the Corporation will not be required in connection therewith to file a general consent to service of process, qualify as a foreign corporation doing business in such jurisdiction or comply with any other requirement reasonably deemed by the Corporation to be unduly burdensome.

(8)	Listing. The Corporation will use its reasonable commercial efforts to maintain the listing of the Warrants and the Shares on the Toronto Stock Exchange.

(9)	General Performance. The Corporation will perform and carry out all acts and things to be done by it as provided in this Indenture.

Section 5.2     Performance of Covenants by Trustee.

     If the Corporation fails to perform any of its obligations under this Indenture, the Trustee may notify the Warrantholders of such failure or may itself perform any of such obligations capable of being performed by it, but will not be bound to do so or to notify the Warrantholders that it is so doing. All reasonable sums expended or advanced by the Trustee in performance of its rights provided for in this Section 5.2 shall be repayable by the

Corporation in pro rata proportions based on the sums expended that are attributable to its failure to perform hereunder, upon presentation by the Trustee of receipts therefore. No such performance, expenditure or advance by the Trustee shall be deemed to relieve the Corporation of any default hereunder.

ARTICLE 6
ENFORCEMENT

Section 6.1     Suits by Warrantholders.

     All or any of the rights conferred on the Holder of any Warrant by the terms of the Warrant Certificate evidencing such Warrant or of this Indenture may be enforced by such Holder by appropriate legal proceedings but without prejudice to the right which is hereby conferred on the Trustee to proceed in its own name or on behalf of the Holders of Warrants to enforce each and every provision herein contained for the benefit of the Warrantholders.

ARTICLE 7
MEETINGS OF WARRANTHOLDERS

Section 7.1     Right to Convene Meetings.

(1)	Convening of Meeting. The Trustee may at any time and from time to time convene a meeting of the Warrantholders, and will do so on receipt of a Written Request of the Corporation or a Warrantholders’ Request and on being funded and indemnified to its reasonable satisfaction by the Corporation or by one or more of the Warrantholders signing such Warrantholders’ Request against the costs which it may incur in connection with calling and holding such meeting.

(2)	Failure to Convene. If the Trustee fails, within 15 Business Days after receipt of such Written Request of the Corporation or Warrantholders’ Request, funding and indemnification, to give notice convening a meeting, the Corporation or any of such Warrantholders, as the case may be, may convene such meeting.

(3)	Place of Meeting. Every such meeting shall be held in Montreal, Quebec, or such other place as is approved or determined by the Trustee and the Corporation.

Section 7.2     Notice.

(1)	Notice. At least ten Business Days’ notice of any meeting must be given to the Warrantholders, to the Trustee (unless the meeting has been called by it) and to the Corporation (unless the meeting has been called by it).

(2)	Contents. The notice of the meeting must state the time when and the place where the meeting is to be held, state briefly the general nature of the business to be transacted thereat and shall contain such information as is reasonably necessary to enable the Warrantholders to make an informed decision on such matter(s), but it shall not be necessary for the notice to set out the terms of any resolution to be proposed or any of the provisions of this Article.

Section 7.3     Chairperson.

     Some Person (who need not be a Warrantholder) designated in writing by the Trustee shall be chairperson of the meeting or, if no Person is so designated or the Person so designated is not present within 30 minutes after the time fixed for the holding of the meeting, the Warrantholders present in Person or by proxy may choose some Person present to be chairperson.

Section 7.4     Quorum.

(1)	Quorum. Subject to the provisions of Section 7.12, at any meeting of Warrantholders a quorum shall consist of Warrantholders present either in person or by proxy at the commencement of the meeting holding in the aggregate not less than 20% of the total number of Warrants then outstanding.

(2)	No Quorum. If a quorum of Warrantholders is not present within 30 minutes after the time fixed for holding a meeting, the meeting, if summoned by Warrantholders or on a Warrantholders’ Request, shall be dissolved, but, subject to Section 7.12, in any other case shall be adjourned to the fifth following Business Day at the same time and place and three Business Days’ notice of the adjourned meeting shall be given to the Warrantholders.

(3)	Adjourned Meeting. At the adjourned meeting two Warrantholders present in person or by proxy shall form a quorum and may transact any business for which the meeting was originally convened notwithstanding the number of Warrants that they hold.

Section 7.5     Power to Adjourn.

     The chairperson of a meeting at which a quorum of the Warrantholders is present may, with the consent of the meeting, adjourn the meeting, and no notice of such adjournment need be given except as the meeting prescribes.

Section 7.6     Show of Hands.

     Every question submitted to a meeting, other than an Extraordinary Resolution, shall be decided in the first place by a majority of the votes given on a show of hands and, unless a poll is duly demanded as herein provided, a declaration by the chairperson that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact. In the case of an equality of votes on a show of hands, the chairperson shall not have a casting vote.

Section 7.7     Poll.

(1)	Extraordinary Resolution. On every Extraordinary Resolution, and on every other question submitted to a meeting on which a poll is directed by the chairperson or requested by one or more Warrantholders acting in Person or by proxy, a poll shall be taken in such manner as the chairperson directs.

(2)	Other. Questions other than those required to be determined by Extraordinary Resolution shall be decided by a majority of the votes cast on the poll.

Section 7.8     Voting.

     On a show of hands each Person present and entitled to vote, whether as a Warrantholder or as proxy for one or more absent Warrantholders, or both, shall have one vote, and on a poll each Warrantholder present in person or represented by a proxy duly appointed by instrument in writing shall be entitled to one vote in respect of each Warrant held by such Holder. A proxy need not be a Warrantholder. The chairperson of any meeting shall be entitled to vote in respect of any Warrants and proxies held by him or her.

Section 7.9     Regulations.

(1)	Ability to Make. The Trustee, or the Corporation with the approval of the Trustee, may from time to time make or vary such regulations not contrary to the provisions of this Indenture, as it thinks fit:

(a)	for the form of instrument appointing a proxy, the manner in which it must be executed and verification of the authority of a Person who executes it on behalf of a Warrantholder;

(b)	governing the places at which and the times by which voting certificates or instruments appointing proxies must be deposited;

(c)	generally for the calling of meetings of Warrantholders and the conduct of business thereat; and

(d)	for the deposit of instruments appointing proxies at some approved place or places other than the place at which the meeting is to be held and enabling particulars of such instruments appointing proxies to be sent by mail, cable, telex or other means of prepaid, transmitted or recorded communication before the meeting to the Corporation or to the Trustee at the place where the meeting is to be held and for voting pursuant to instruments appointing proxies so deposited as though the instruments themselves were produced at the meeting.

Any regulations so made shall be binding and effective and the votes given in accordance therewith shall be valid and shall be counted.

(2)	Recognition. Except as such regulations provide, the only Persons who shall be recognized at a meeting as the Holders of any Warrants, or as entitled to vote or, subject to Section 7.10, to be present at the meeting in respect thereof, shall be the registered Holders of such Warrants or Persons holding proxies on their behalf.

Section 7.10     The Corporation, Warrantholders and Trustee may be Represented.

     The Corporation, Warrantholders and the Trustee by their respective employees, officers or directors, and the counsel of the Corporation, Warrantholders and the Trustee, may attend any meeting of Warrantholders, but shall have no vote as such.

Section 7.11     Powers Exercisable by Extraordinary Resolution.

     In addition to all other powers conferred on them by the other provisions of this Indenture or by law, the Warrantholders at a meeting shall have the power, exercisable from time to time by Extraordinary Resolution:

(1)	to assent to or sanction any amendment, modification, abrogation, alteration, compromise or arrangement of any right of the Warrantholders or, with the reasonable consent of the Trustee, of the Trustee in its capacity as Trustee hereunder or on behalf of the Warrantholders against the Corporation, whether such right arises under this Indenture or otherwise, which shall be agreed to by the Corporation, and to authorize the Trustee to concur in and execute any indenture supplemental hereto in connection therewith;

(2)	to amend, alter or repeal any Extraordinary Resolution previously passed;

(3)	subject to arrangements as to financing and indemnity satisfactory to the Trustee, to direct or authorize the Trustee to enforce any obligation of the Corporation under this Indenture or to enforce any right of the Warrantholders in any manner specified in the Extraordinary Resolution;

(4)	to direct or authorize the Trustee to refrain from enforcing any obligation or right referred to in Section 7.11(3);

(5)	to waive and direct the Trustee to waive any default by the Corporation in complying with any provision of this Indenture, either unconditionally or on any condition specified in the Extraordinary Resolution;

(6)	to appoint a committee with power and authority to exercise, and to direct the Trustee to exercise, on behalf of the Warrantholders, such of the powers of the Warrantholders as are exercisable by Extraordinary Resolution;

(7)	to restrain any Warrantholder from taking or instituting any suit, action or proceeding against the Corporation for the enforcement of any obligation of the Corporation under this Indenture or to enforce any right of the Warrantholders;

(8)	to direct any Warrantholder who, as such, has brought any suit, action or proceeding, to stay or discontinue or otherwise deal therewith on payment of the costs, charges and expenses reasonably and properly incurred by him in connection therewith;

(9)	to assent to any change in or omission from the provisions contained in the Warrant Certificates and this Indenture or any ancillary or supplemental instrument which may be agreed to by the Corporation, and to authorize the Warrantholders to concur in and execute any ancillary or supplemental indenture embodying the change or omission;

(10)	to assent to any compromise or arrangement with any creditor or creditors or any class or classes of creditors, whether secured or otherwise, and with holders of any shares or other securities of the Corporation; and

(11)	from time to time and at any time to remove the Trustee and appoint a successor Trustee.

Section 7.12     Meaning of “Extraordinary Resolution”.

(1)	Meaning. The expression “Extraordinary Resolution” when used in this Indenture means, subject to the provisions of this Section and of Section 7.15 and Section 7.16, a motion proposed at a meeting of Warrantholders duly convened for that purpose and held in accordance with the provisions of this Article at which there are present in person or by proxy Warrantholders holding in the aggregate more than 30% of the total number of Warrants then outstanding and passed by the affirmative votes of Warrantholders who hold in the aggregate not less than 66 2/3% of the total number of Warrants represented at the meeting and voted on the motion.

(2)	Quorum. If, at a meeting called for the purpose of passing an Extraordinary Resolution, the quorum required by Section 7.12(1) is not present within 30 minutes after the time appointed for the meeting, the meeting, if convened by Warrantholders or on a Warrantholders’ Request, shall be dissolved, but in any other case shall stand adjourned to such day, being not less than five Business Days or more than ten Business Days later, and to such place and time, as is appointed by the chairperson.

(3)	Notice. Not less than three Business Days’ notice must be given to the Warrantholders of the time and place of such adjourned meeting.

(4)	Form of Notice. The notice must state that at the adjourned meeting two Warrantholders present in person or by proxy shall form a quorum but it shall not be necessary to set forth the purposes for which the meeting was originally called or any other particulars.

(5)	Quorum at Adjourned Meeting. At the adjourned meeting two Warrantholders present in person or by proxy shall form a quorum and may transact any business for which the meeting was originally convened, and a motion proposed at such adjourned meeting and passed by the requisite vote as provided in Section 7.12(1) shall be an Extraordinary Resolution within the meaning of this Indenture notwithstanding that Warrantholders holding in the aggregate 30% of the total number of Warrants outstanding may not be present.

(6)	Poll. Votes on an Extraordinary Resolution must always be given on a poll and no demand for a poll on an Extraordinary Resolution shall be necessary.

Section 7.13     Powers Cumulative.

     Any one or more of the powers, and any combination of the powers, in this Indenture stated to be exercisable by the Warrantholders by Extraordinary Resolution or otherwise, may be exercised from time to time, and the exercise of any one or more of such powers or any combination of such powers from time to time shall not prevent the Warrantholders from exercising such power or powers or combination of powers thereafter from time to time.

Section 7.14     Minutes.

     Minutes of all resolutions passed and proceedings taken at every meeting of the Warrantholders shall be made and duly entered in books from time to time provided for such purpose by the Trustee at the expense of the Corporation, and any such minutes, if signed by the chairperson of the meeting at which such resolutions were passed or such proceedings were taken, shall be prima facie evidence of the matters therein stated, and, until the contrary is proved, every such meeting in respect of the proceedings of which minutes have been so made, entered and signed shall be deemed to have been duly convened and held, and all resolutions passed and proceedings taken thereat to have been duly passed and taken.

Section 7.15     Instruments in Writing.

     Any action that may be taken and any power that may be exercised by Warrantholders at a meeting held as provided in this Article may also be taken and exercised by Warrantholders who hold in the aggregate not less than 50% of the total number of Warrants at the time outstanding or in the case of an Extraordinary Resolution, Warrantholders who hold in the aggregate not less than 66 2/3% of the total number of Warrants at the time outstanding, by their signing, each in person or by attorney duly appointed in writing, an instrument in writing in one or more counterparts, and the expression “Extraordinary Resolution” when used in this Indenture includes a resolution embodied in an instrument so signed.

Section 7.16     Binding Effect of Resolutions.

     Every resolution and every Extraordinary Resolution passed in accordance with the provisions of this Article at a meeting of Warrantholders shall be binding on all Warrantholders, whether present at or absent from the meeting and whether voting for or against the resolution or abstaining, and every instrument in writing signed by Warrantholders in accordance with Section 7.15 shall be binding on all Warrantholders, whether signatories thereto or not, and every Warrantholder and the Trustee (subject to the provisions for its indemnity herein contained) shall be bound to give effect accordingly to every such resolution and instrument in writing. In the case of an instrument in writing, the Trustee shall give notice of the effect of such instrument in writing to all Warrantholders not signatory thereto and to the Corporation as soon as reasonably practicable.

Section 7.17     Holdings by the Corporation and Subsidiaries Disregarded.

     In determining whether Warrantholders holding the required total number of Warrants are present in person or by proxy for the purpose of constituting a quorum, or have voted or consented to a resolution, Extraordinary Resolution, consent, waiver, Warrantholders’ Request or other action under this Indenture, a Warrant held by the Corporation or by a Subsidiary shall be deemed to be not outstanding. The Corporation shall provide the Trustee with a Certificate of the Corporation providing details of any Warrants held by the Corporation or by a Subsidiary upon the written request of the Trustee.

ARTICLE 8
SUPPLEMENTAL INDENTURES AND SUCCESSOR CORPORATIONS

Section 8.1     Provision for Supplemental Indentures for Certain Purposes.

     From time to time the Corporation (when authorized by the directors) and the Trustee may, subject to the provisions hereof, and shall when so directed hereby, execute and deliver by their proper officers indentures or instruments supplemental hereto, which thereafter shall form part hereof, for any or all of the following purposes:

(1)	adding to the provisions hereof such additional covenants and enforcement provisions as, in the opinion of counsel acceptable to the Trustee, are necessary or advisable, provided that the same are not, in the reasonable opinion of the Trustee, prejudicial to the interests of the Warrantholders;

(2)	giving effect to any Extraordinary Resolution;

(3)	making such provisions not inconsistent with this Indenture as may be necessary or desirable in the opinion of counsel acceptable to the Trustee with respect to matters or questions arising hereunder, provided that such provisions are not, in the reasonable opinion of the Trustee, prejudicial to the interests of the Warrantholders;

(4)	evidencing any succession, or successive successions, to the Corporation and the assumption by any successor of the covenants of the Corporation, herein and in the Warrants contained as provided hereafter in this Article; and

(5)	for any other purpose not inconsistent with the terms of this Indenture, including the correction or rectification of any ambiguities, defective provisions, errors or omissions herein in accordance with advice of counsel acceptable to the Trustee, provided that, in the reasonable opinion of the Trustee, the rights of the Trustee and of the Warrantholders are not prejudiced thereby.

Section 8.2     Successor Corporations.

     Subject to Section 4.9(3), in the event of any Fundamental Transaction, the successor corporation resulting from such Fundamental Transaction (if not the Corporation) shall be bound by the provisions hereof and for the due and punctual performance and observance of each and every covenant and obligation contained in this Indenture to be performed by the Corporation and will execute and deliver to the Trustee a supplemental indenture and such other instruments as are satisfactory in form to the Trustee and in the opinion of counsel are necessary or advisable to evidence the express assumption by the successor corporation of such obligations.

ARTICLE 9
CONCERNING THE TRUSTEE

Section 9.1     Trust Indenture Legislation.

     If and to the extent that any provision of this Indenture limits, qualifies or conflicts with a mandatory requirement of Applicable Legislation, the mandatory requirement shall prevail. The Corporation and the Trustee each shall at all times in relation to this Indenture and any action to be taken hereunder observe and comply with and be entitled to the benefits of Applicable Legislation.

Section 9.2     Rights and Duties of Trustee.

(1)	Duty of Trustee. In the exercise of the rights and duties prescribed or conferred by the terms of this Indenture, the Trustee shall act honestly and in good faith with a view to the best interests of the Warrantholders, and shall exercise that degree of care, diligence and skill that a reasonably prudent Trustee would exercise in comparable circumstances. The Trustee shall not be bound to give any notice or do or take any act, action or proceeding by virtue of the powers conferred on it hereby unless and until it shall have been required so to do under the terms hereof; nor shall the Trustee be required to take notice of any default hereunder, unless and until notified in writing of such default, which notice shall distinctly specify the default desired to be brought to the attention of the Trustee and in the absence of any such notice the Trustee may for all purposes of this Indenture conclusively assume that no default has been made in the observance or performance of any of the representations, warranties, covenants, agreements or conditions contained herein. Any such notice shall in no way limit any discretion herein given to the Trustee to determine whether or not the Trustee shall take action with respect to any default.

(2)	No Relief From Liability. No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent act, negligent failure to act, wilful misconduct or bad faith.

(3)	Actions. The obligation of the Trustee to commence or continue any act, action or proceeding in connection herewith, including without limitation, for the purpose of enforcing any right of the Trustee or the Warrantholders hereunder is on the conditions that the Trustee shall have received a Warrantholders’ Request specifying the act, action or proceeding which the Trustee is requested to take and, when required by notice to the Warrantholders by the Trustee, the Trustee is furnished by one or more Warrantholders with sufficient funds to commence or continue such act, action or proceeding and an indemnity reasonably satisfactory to the Trustee to protect and hold it harmless against the costs, charges, expenses and liabilities to be incurred thereby and any loss and damage it may suffer by reason thereof.

(4)	Funding. No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers unless it is so indemnified.

(5)	Deposit of Warrants. The Trustee may, before commencing or at any time during the continuance of any such act, action or proceeding, require the Warrantholders at whose instance it is acting to deposit with the Trustee the Warrant Certificates held by them, for which certificates the Trustee shall issue receipts.

(6)	Restriction. Every provision of this Indenture that relieves the Trustee of liability or entitles it to rely on any evidence submitted to it is subject to the provisions of Applicable Legislation, of this Section and of Section 9.3.

Section 9.3     Evidence, Experts and Advisers.

(1)	Evidence. In addition to the reports, certificates, opinions and other evidence required by this Indenture, the Corporation shall furnish to the Trustee such additional evidence of compliance with any provision hereof, and in such form, as is prescribed by Applicable Legislation or as the Trustee reasonably requires by written notice to the Corporation.

(2)	Reliance by Trustee. In the exercise of any right or duty hereunder the Trustee, if it is acting in good faith, may act and rely, as to the truth of any statement or the accuracy of any opinion expressed therein, on any statutory declaration, opinion, report, certificate or other evidence furnished to the Trustee pursuant to a provision hereof or of Applicable Legislation or pursuant to a request of the Trustee, if such evidence complies with Applicable Legislation and the Trustee examines such evidence and determines that it complies with the applicable requirements of this Indenture.

(3)	Statutory Declaration. Whenever Applicable Legislation requires that evidence referred to in Section 9.3(1) be in the form of a statutory declaration, the Trustee may accept such statutory declaration in lieu of a Certificate of the Corporation required by any provision hereof. Any such statutory declaration may be made by any one or more of the President, Vice-President, Secretary or Assistant Secretary of the Corporation or by any other officer(s) or director(s) of the Corporation to whom such authority is delegated by the directors from time to time. In addition, the Trustee may act and rely and shall be protected in acting and relying upon any resolution, certificate, direction, instruction, statement, instrument, opinion, report, notice, request, consent, order, letter, telegram, cablegram or other paper or document believed by it to be genuine and to have been signed, sent or presented by or on behalf of the proper party or parties.

(4)	Proof of Execution. Proof of the execution of any document or instrument in writing, including a Warrantholders’ Request, by a Warrantholder may be made by the certificate of a notary public, or other officer with similar powers, that the Person signing such instrument acknowledged to him the execution thereof, or by an affidavit of a witness to such execution, or in any other manner that the Trustee considers adequate.

(5)	Experts. The Trustee may employ or retain such counsel, accountants, engineers, appraisers, or other experts or advisers as it reasonably requires for the purpose of determining and discharging its rights and duties hereunder and may pay the reasonable remuneration and disbursements for all services so performed by any of them, without taxation of costs of any counsel, and shall not be responsible for any misconduct or negligence on the part of any of them who has been selected with due care by the Trustee. Any remuneration so paid by the Trustee shall be repaid to the Trustee by the Corporation in accordance with Section 5.1(6). The Trustee may act and rely and shall be protected in acting and relying in good faith on the opinion or advice of or information obtained from any counsel, accountant or other expert or advisor, whether retained or employed by the Corporation or by the Trustee, in relation to any matter arising in the administration of the trusts hereof.

Section 9.4     Documents, Money etc. Held by Trustee.

(1)	Safekeeping. Any security, document of title or other instrument that may at any time be held by the Trustee subject to the trusts hereof may be placed in the deposit vaults of the Trustee or of any Canadian chartered bank or trust company or deposited for safekeeping with any such bank or trust company.

(2)	Holding of Funds. Unless herein otherwise expressly provided, any money held by the Trustee pending the application or withdrawal thereof under any provision of this Indenture may be deposited in trust in an account with the Trustee or in the name of the Trustee in any Canadian chartered bank or trust company at the rate (if any) then current on similar deposits.

(3)	Interest. All interest or other income received by the Trustee in respect of such deposits and investments shall belong to the Corporation.

Section 9.5     Action by Trustee to Protect Interests.

     The Trustee shall have power to institute and to maintain such actions and proceedings as it considers necessary or expedient to protect or enforce its interests and the interests of the Warrantholders.

Section 9.6     Trustee not Required to Give Security.

     The Trustee shall not be required to give any bond or security in respect of the execution of the trusts and powers of this Indenture.

Section 9.7     Protection of Trustee.

(1)	Protection. By way of supplement to the provisions of any law for the time being relating to Trustees, it is expressly declared and agreed that:

(a)	the Trustee shall not be liable for or by reason of, or required to substantiate, any statement of fact, representation or recital in this Indenture or in the Warrant Certificates (except the representation contained in Section 9.9 or in the certificate of the Trustee on the Warrant Certificates), but all such statements or recitals are and shall be deemed to be made by the Corporation;

(b)	nothing herein contained shall impose on the Trustee any obligation to see to, or to require evidence of, the registration or filing (or renewal thereof) of this Indenture or any instrument ancillary or supplemental hereto;

(c)	the Trustee shall not be bound to give notice to any Person of the execution hereof;

(d)	the Trustee shall not incur any liability or responsibility whatever or be in any way responsible for the consequence of any breach by the Corporation of any obligation or warranty herein contained or of any act of any director, officer, employee or agent of the Corporation;

(e)	the Trustee, in its personal or any other capacity, may buy, lend upon and deal in securities of the Corporation and in the Warrants and generally may contract and enter into financial transactions with the Corporation or any related corporation without being liable to account for any profit made thereby;

(f)	the Trustee shall incur no liability with respect to the delivery or non-delivery of any certificate or certificates whether delivered by hand, mail, or any other means; and

(g)	the Trustee shall not be responsible for ensuring compliance with any securities laws applicable to the issuance, transfer, exercise or exchange of any Warrants or underlying Class A Shares or Class B Shares. The Trustee shall be entitled to conclusively rely on the Residency Declaration provided to it with respect to the proper entitlement and issuance of underlying Class A Shares or Class B Shares.

(2)	Indemnity. In addition to and without limiting any protection of the Trustee hereunder or otherwise by law, the Corporation hereby indemnifies the Trustee and saves it and its officers, directors, employees and agents harmless from all liabilities, suits, damages, costs, expenses and actions which may be brought against or suffered by it arising out of or connected with the performance by it of its duties hereunder except to the extent that such liabilities, suits, damages, costs and actions are attributable to the negligence or wilful misconduct of the Trustee. Notwithstanding any other provision hereof, this indemnity shall survive any removal or resignation of the Trustee, discharge of this Indenture and termination of any trusts hereunder.

Section 9.8     Replacement of Trustee.

(1)	Resignation. The Trustee may resign its trust and be discharged from all further duties and liabilities hereunder, except as provided in this Section, by giving to the Corporation and the Warrantholders not less than 30 days’ notice in writing or, if a new Trustee has been appointed, such shorter notice as the Corporation accepts as sufficient.

(2)	Removal. The Warrantholders by Extraordinary Resolution may at any time remove the Trustee and appoint a new Trustee.

(3)	Appointment of New Trustee. If the Trustee so resigns or is so removed or is dissolved, becomes bankrupt, goes into liquidation or otherwise becomes incapable of acting hereunder, the Corporation shall forthwith appoint a new Trustee unless a new Trustee has already been appointed by the Warrantholders.

(4)	Failure to Appoint. Failing such appointment by the Corporation, the retiring Trustee or any Warrantholder may apply at the expense of the Corporation to the Superior Court of Quebec (“Court”), on such notice as such Court directs, for the appointment of a new Trustee.

(5)	New Trustee. Any new Trustee appointed under this Section must be a corporation authorized to carry on the business of a trust company in Quebec and, if required by the Applicable Legislation of any other province, in such other province. On any such appointment the new Trustee shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as Trustee without any further assurance, conveyance, act or deed, but there shall be immediately executed, at the expense of the Corporation, all such conveyances or other instruments as, in the opinion of counsel, are necessary or advisable for the purpose of assuring the transfer of such powers, rights, duties and responsibilities to the new Trustee. Any new Trustee so appointed by the Corporation or by the Court shall be subject to removal as aforesaid by the Warrantholders and by the Corporation.

(6)	Notice of New Trustee. On the appointment of a new Trustee, the Corporation shall promptly give notice thereof to the Warrantholders in accordance with Section 10.2(1).

(7)	Successor Trustee. A corporation into or with which the Trustee is merged or consolidated or amalgamated, or a corporation succeeding to the trust business of the Trustee, shall be the successor to the Trustee hereunder without any further act on its part or on the part of any party hereto if such corporation would be eligible for appointment as a new Trustee under Section 9.8(5).

(8)	Certificates. A Warrant Certificate certified but not delivered by a predecessor Trustee may be delivered by the new or successor Trustee in the name of the predecessor Trustee or successor Trustee.

Section 9.9     Conflict of Interest.

     The Trustee represents to the Corporation that at the time of the execution and delivery hereof no material conflict of interest exists between its role as a fiduciary hereunder and its role in any other capacity and if a material conflict of interest arises hereafter it shall, within ten days after ascertaining that it has such material conflict of interest, either eliminate the conflict of interest or resign its trust hereunder.

Section 9.10     Trustee’s Authority to Carry on Business.

     The Trustee represents to the Corporation that at the date hereof it is authorized to carry on the business of a trust company in Quebec and each other province and territory of Canada. If, notwithstanding the provisions of this Section 9.10, the Trustee ceases to be authorized to carry on such business, the validity and enforceability of this Indenture and the interest of the Warrantholders in the Warrants registered hereunder shall not be affected in any manner whatsoever by reason only of such event provided that the Trustee, within 30 days after ceasing to be authorized to carry on business, either becomes so authorized or resigns in the manner and with the effects specified in Section 9.8.

Section 9.11     Acceptance of Trust.

     The Trustee hereby accepts the trusts in this Indenture declared and provided for and agrees to perform them on the terms and conditions herein set forth.

Section 9.12     Trust Provisions.

     For greater certainty, notwithstanding any other provisions of this Indenture or any references in this Indenture, or in any Warrant, to the Trustee as a trustee or acting as trustee, no trust within the meaning of Chapter II of Title Six of Book Four of the Civil Code of Quebec is intended to be or is established by this Indenture, except for any trust which may be established for the purposes of, and solely to the extent contemplated by Section 9.4. All references in this Indenture or in any Warrant to the word “trust” or “trustee” or to the expression “in trust” or other similar word or expression shall only refer to any trust which may be established under Section 9.4. Any such trust shall be deemed to be established by the mere transfer or the taking of possession by the Trustee of the property subject to, and for the purposes of, such trust. In addition, the provisions of this Indenture in respect of the administration of the property of others, including, without limitation, in the case of the Trustee, Article 11, shall apply in lieu of the provisions of Title Seven of Book Four of the Civil Code of Quebec.

ARTICLE 10
GENERAL

Section 10.1     Notice to the Corporation and Trustee.

(1)	Subject to the terms and provisions of this Indenture, any notice, direction or other communication hereunder shall be in writing and shall be given by delivery or by facsimile transmission (if receipt of such transmission is confirmed):

(a)	if to the Corporation at:

Microcell Telecommunications Inc.
800 de La Gauchetière Street West
Suite 4000
Montreal, Quebec
H5A 1K3

Attention:	Vice President, Legal Affairs
Facsimile:	(514) 846-6928

(b)	if to the Trustee at:

Computershare Trust Company of Canada
1500 University Street
Suite 700
Montreal, Quebec
H3A 3S8

Attention:	Manager, Corporate Trust
Telecopier:	(514) 982-7677

Any such notice shall be deemed to have been given if delivered by courier during normal business hours of the recipient on a Business Day, on the day following the date of delivery and if sent by facsimile transmission, on the Business Day so sent provided that any delivery made or sent by facsimile after 4:00 p.m. (Montreal time) on a Business Day, shall be deemed to be received on the next following Business Day.

(2)	Change of Address. The Corporation or the Trustee, as the case may be, may from time to time notify the other in the manner provided in Section 10.1(1) of a change of address which, from the effective date of such notice and until changed by like notice, shall be the address of the Corporation or the Trustee, as the case may be, for all purposes of this Indenture.

Section 10.2     Notice to Warrantholders.

(1)	Notice. Unless otherwise expressly provided herein, a notice to be given hereunder to Warrantholders will be deemed to be validly given if the notice is sent by ordinary surface or air mail, postage prepaid, addressed to the Warrantholders or delivered (or so mailed to certain Warrantholders and so delivered to the other Warrantholders) at their respective addresses appearing on any of the registers of Holders described in Section 3.1, provided, however, that if, by reason of a strike, lockout or other work stoppage, actual or threatened, involving Canadian postal employees, the notice could reasonably be considered unlikely to reach or likely to be delayed in reaching its destination, the notice will be valid and effective only if it is so delivered or is given by publication twice in the Report on Business Section in the national edition of The Globe and Mail newspaper or any other newspaper published in Toronto and Montreal.

(2)	Date of Notice. A notice so given by mail or so delivered will be deemed to have been given on the first Business Day after it has been mailed or on the day on which it has been delivered, as the case may be, and a notice so given by publication will be deemed to have been given on the day on which it has been published as required. In determining under any provision hereof the date when notice of a meeting or other event must be given, the date of giving notice will be included and the date of the meeting or other event will be excluded. Accidental error or omission in giving notice or accidental failure to mail notice to any Warrantholder will not invalidate any action or proceeding founded thereon.

Section 10.3     Satisfaction and Discharge of Indenture.

On the earlier of:

(a)	the date by which there has been delivered to the Trustee for exercise, exchange or surrender for cancellation all Warrant Certificates theretofore certified hereunder; or

(b)	the Expiry Date;

and if all certificates representing Shares required to be issued in compliance with the provisions hereof have been issued and delivered hereunder in accordance with such provisions, if all payments required to be made in compliance with the provisions of this Indenture have been made in accordance with such provisions and payment to the Trustee of the fees and other remuneration payable to the Trustee, this Indenture shall cease to be of further effect and, on demand of and at the cost and expense of the Corporation and on delivery to the Trustee of a Certificate of the Corporation stating that all conditions precedent to the satisfaction and discharge of this Indenture have been complied with and on payment to the Trustee of the fees and other remuneration payable to the Trustee, the Trustee shall execute proper instruments acknowledging satisfaction of and discharging this Indenture.

Section 10.4     Sole Benefit of Parties and Warrantholders.

     Nothing in this Indenture or the Warrant Certificates, expressed or implied, shall give or be construed to give to any Person other than the parties hereto and the Warrantholders, as the case may be, any legal or equitable right, remedy or claim under this Indenture or the Warrant Certificates, or under any covenant or provision herein or therein contained, all such covenants and provisions being for the sole benefit of the parties hereto and the Warrantholders.

Section 10.5     Discretion of Directors.

     Any matter provided herein to be determined by the directors shall be determined by the directors in their sole discretion, acting in good faith, and a determination so made shall be conclusive.

Section 10.6     Language.

     The parties hereby acknowledge that they have expressly required this Indenture and all notices, statements of account and other documents required or permitted to be given or entered into pursuant hereto to be drawn up in the English language only. Les parties reconnaissent avoir expressément demandées que la présente convention ainsi que tout avis, tout état de compte et tout autre document à être ou pouvant être donné ou conclu en vertu des dispositions des présentes, soient rédigés en langue anglaise seulement.

Section 10.7     Counterparts.

     This Indenture may be executed in any number of counterparts, which taken together shall form one and the same instrument.

[The remainder of this page was intentionally left blank.]

     IN WITNESS WHEREOF the parties hereto have executed this Indenture as of the day and year first above written.

MICROCELL TELECOMMUNICATIONS INC.

By:

Jocelyn Côté
Vice President, Legal Affairs

COMPUTERSHARE TRUST COMPANY OF CANADA, as Trustee

By:

Authorized Signing Officer

By:

Authorized Signing Officer

SCHEDULE “A”
Form of Residency Declaration

TO:	Computershare Trust Company of Canada

1.	In connection with the Warrants of Microcell Telecommunications Inc. issued pursuant to a certain Indenture dated May 1, 2003, the undersigned, being the person in whose name shares in the capital of Microcell Telecommunications Inc. (the “Shares”) are to be registered upon exercise of the Warrants, hereby DECLARES and REPRESENTS that the ultimate beneficial owner of the Shares issued upon exercise will be:

☐ the undersigned, OR

☐ if other than the undersigned,

(Name and Address)

2.	The beneficial owner of the Shares issued upon exercise will be a Canadian (as defined herein):

☐ Yes ☐ No

For purposes of this residency declaration “Canadian” means:

(a)	a citizen within the meaning of subsection 2(1) of the Citizenship Act (Canada) who is ordinarily resident in Canada;

(b)	a permanent resident within the meaning of subsection 2(1) of the Immigration Act (Canada) who is ordinarily resident in Canada, and has been ordinarily resident in Canada for not more than one year after the date on which that person first became eligible to apply for Canadian citizenship;

(c)	a Canadian government, whether federal, provincial or local, or an agency thereof;

(d)	a corporation without share capital, where a majority of its directors or officers, as the case may be, are appointed or designated, either by their personal names or by their names of offices, by one or more of:

(i)	a federal or provincial statute or regulations made under a federal or provincial statute;

(ii)	the Governor in Council or the lieutenant governor in Council of a province; or

(iii)	a minister of the Crown in right of Canada or of a province;

(e)	a corporation in which those of its shareholders who are Canadians beneficially own, and control, in the aggregate and otherwise than by way of security only, not less than 66 2/3% of the issued and outstanding voting shares of such corporation, and which is not otherwise controlled by non-Canadians;

(f)	a mutual insurance company the head office and principal place of business of which are in Canada, and not less than 80% of the board and of each committee of its directors of which are individual Canadians;

(g)	a trust in which Canadians have not less than 66 2/3% of the beneficial interest, and of which a majority of the trustees are Canadians;

(h)	a pension fund society the majority of whose members of its board of directors are individual Canadians, and that is established under An Act to Incorporate the Pension Fund Society of the Dominion Bank, S.C. 1887, c 55, S.C. 1956, c. 66, An Act to Incorporate the Pension Fund Society of the Bank of Montreal, S.C. 1885, c. 13, the Pension Fund Society Act or any provincial legislation relating to the establishment of pension fund societies; or

(i)	a partnership in which each of the partners is a Canadian within the meaning of paragraphs (a) to (h) above.

DATED the	day of	20

(Name)

(Address)
(Signature)

SCHEDULE “B”
Form of Warrant Certificate

THE SECURITIES ISSUABLE UPON THE EXERCISE OF THE WARRANTS EVIDENCED BY THE PRESENT CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (“U.S. SECURITIES ACT”). WARRANTS EVIDENCED BY THIS WARRANT CERTIFICATE MAY NOT BE EXERCISED UNTIL THE FIFTH BUSINESS DAY FOLLOWING THE DATE A REGISTRATION STATEMENT IN RESPECT OF THE SECURITIES ISSUABLE UPON EXERCISE OF SUCH WARRANTS FILED PURSUANT TO THE U.S. SECURITIES ACT IS DECLARED EFFECTIVE BY THE U.S. SECURITIES AND EXCHANGE COMMISSION.

WARRANT CERTIFICATE

MICROCELL TELECOMMUNICATIONS INC.
(incorporated under the laws of Canada)

CERTIFICATE NUMBER	2005 WARRANTS (each Warrant entitling the Holder thereof to acquire, subject to adjustment, one Class A Restricted Voting Share or one Class B Non-Voting Share)

THE WARRANTS REPRESENTED BY THIS CERTIFICATE MAY NOT BE EXERCISED BY ANY PERSON OTHER THAN THE REGISTERED HOLDER HEREOF.

THE WARRANTS REPRESENTED HEREBY WILL BE VOID AFTER THE EXPIRY TIME PURSUANT TO THE TERMS OF THE WARRANT INDENTURE (AS DESCRIBED BELOW). DO NOT DESTROY THIS CERTIFICATE.

          THIS IS TO CERTIFY that, for value received,

          [Insert name and address of Holder here]

(herein called the “Warrantholder” or “Holder”) is the registered holder of the number of warrants (the “Warrants”) specified above of Microcell Telecommunications Inc. (the “Corporation”), each Warrant entitling the Holder to subscribe for one fully paid Class A Restricted Voting Share or one fully paid Class B Non-Voting Share, as the case may be (in each case, a “Share”) of the Corporation, upon payment of an exercise price of Cdn.$19.91 per Warrant and completion of other formalities set forth herein for the exercise of Warrants, at any time after the U.S. Registration Date (as defined in the Indenture (as defined below)) but on or before the Expiry Time (as defined in the Indenture) and on the basis, subject to adjustment, of one Share for each Warrant.

          The Warrants represented by this certificate are issued under and pursuant to a certain warrant indenture (herein called the “Warrant Indenture” or “Indenture”) made as of May 1, 2003 between the Corporation and Computershare Trust Company of Canada, as Trustee (“Trustee”), to which Indenture and any instruments supplemental or ancillary thereto or in amendment thereof reference is hereby made for a full description of the rights of the Holders of the Warrants and the terms and conditions upon which such Warrants are, or are to be, issued and held, all to the same effect as if the provisions of the Indenture and all instruments supplemental or ancillary thereto or in amendment thereof were herein set forth, to all of which provisions the Holder of these Warrants by acceptance hereof assents.

          Unless otherwise defined herein, all terms defined in the Indenture are used herein as so defined. In the event of any conflict or inconsistency between the provisions of the Indenture and the provisions of this Warrant Certificate, the provisions of the Indenture shall prevail. The Trustee will furnish to the Holder of this Warrant Certificate, upon request and upon payment of reasonable photocopying and delivery charges, a copy of the Indenture.

          Exercise Period

          The Warrants represented by this Warrant Certificate may be exercised by the Holder (including, if applicable, any agent under any power of attorney granted by such Holder) at any time after the U.S. Registration Date but on or before the Expiry Time.

          Effect of Exercise of Warrants

          A Warrantholder may, at any time after the U.S. Registration Date but on or before the Expiry Time, exercise all or any number of the then outstanding Warrants held by it, by surrendering this Warrant Certificate to the Trustee at its principal corporate actions trust office in Toronto, or to any other person or at any other place designated by the Corporation with the approval of the Trustee, during normal business hours on a Business Day at such place, with a duly completed and executed notice of exercise in the form set forth herein accompanied by duly executed Residency Declaration(s) for the person or persons to whom Shares shall be issued and payment of the Exercise Price in respect of the Warrants so exercised. A Warrantholder which fails to provide a duly completed and executed Residency Declaration shall be deemed non-Canadian. Upon exercise, Canadian Warrantholders shall be entitled to be issued Class A Shares and non-Canadian Warrantholders shall be entitled to be issued Class B Shares.

          Surrender of this Warrant Certificate will be deemed to have been effected only on personal delivery thereof to, or, if sent by mail or other means of transmission, on actual receipt thereof by, the Trustee at its principal corporate actions trust office in Toronto, or to such other person or at such other place as provided in the Indenture.

          Any notice of exercise in the form set forth herein must be signed by the Warrantholder, or his executors, administrators or other legal representatives or his or their attorney duly appointed by an instrument in writing in form and executed in a manner satisfactory to the Trustee, acting reasonably, and, if any Shares thereby issuable are to be issued to a person or persons other than the Warrantholder, must specify the name or names and the address or addresses of each such person or persons and the number of Shares to be issued to each such person if more than one is so specified and be accompanied by the Residency Declaration(s) of such person(s).

          The Holder may in certain circumstances exercise less than all of the Warrants evidenced by this Warrant Certificate.

          Upon the exercise of any Warrants, the Shares thereby issuable shall be deemed to have been issued, and the person or persons to whom such Shares are to be issued shall be deemed to have become the Holder or Holders of record thereof, on the day on which this Warrant Certificate is surrendered in accordance with the terms of the Indenture (the “Exercise Date”), unless the transfer registers for the Shares are closed on that date, in which case such Shares shall be deemed to have been issued and such person or persons shall be deemed to have become the Holder or Holders of record thereof on the date on which such transfer registers are reopened, but such Shares shall be issued on the basis of the number of Shares to which such person or persons were entitled on the Exercise Date.

          As soon as reasonably practicable (and, in any event, within five (5) Business Days) after the surrender to the Trustee of the Warrant Certificates in accordance with the provisions of the Indenture, the Corporation shall, subject to certain exceptions set forth in the Indenture, cause the Trustee to mail to the person or persons in whose name or names the Shares thereby issued have been issued, at his or their respective addresses, or, if so specified, cause to be delivered to such person or persons at the place where the Warrant Certificates evidencing such Warrants were surrendered, certificates representing the Shares so issued.

          If any Shares issuable pursuant to any Warrants are to be issued to a person or persons other than the Warrantholder, the Warrantholder must pay to the Corporation or to the Trustee on its behalf an amount equal to all eligible transfer taxes or other government charges, and neither the Corporation nor the Trustee will be required to issue or deliver any certificates representing any such Shares unless or until such amount has been so paid or the Warrantholder has established to the satisfaction of the Corporation that such taxes and charges have been paid or that no such taxes or charges are owing.

          If at the time of exercise of the Warrants there remain trading restrictions on the Shares pursuant to applicable securities legislation, the Corporation or the Trustee may, upon the advice of counsel, endorse any Shares to such effect.

Warrants Void After Expiry Time

          After the Expiry Time, no Holder of a Warrant Certificate representing a Warrant which has not been validly exercised shall have any rights either under the Indenture or a Warrant, and the Warrants shall thereafter be void and of no value or effect.

Other Provisions

          The Corporation will not be obligated to issue any fraction of Shares on the exercise of any Warrant. To the extent that any Warrant evidenced hereby confers the right to be issued a fraction of Shares, such Shares shall be rounded down to the nearest whole number without any compensation therefor.

          The Indenture provides for adjustments to the rights of the Holders of Warrants, including the number of Shares issuable upon the exercise thereof, on the happening of certain stated events, including the subdivision or consolidation of the outstanding Shares, certain distributions of Shares, or of securities convertible into or exchangeable for Shares or of other securities or assets of the Corporation, certain offerings of rights, warrants or options and certain capital reorganizations.

          The Indenture contains provisions making binding on all Holders of Warrants outstanding thereunder resolutions passed at meetings of such Holders held in accordance with such provisions and instruments in writing signed by Holders of a specified majority of all outstanding Warrants.

          On presentation at the principal corporate actions trust office of the Trustee in Toronto, subject to the provisions of the Indenture and on compliance with the reasonable requirements of the Trustee, one or more Warrant Certificates may be exchanged for one or more Warrant Certificates of different denominations evidencing in the aggregate the same number of Warrants as the Warrant Certificate or Warrant Certificates being exchanged.

          The Warrants evidenced by this Warrant Certificate may only be transferred upon compliance with the conditions prescribed in the Indenture, on the register of transfers to be kept at the principal corporate actions trust office of the Trustee in Toronto, by the Holder or his executors, administrators or other legal representatives or his or their attorney duly appointed by an instrument in writing in form and executed in a manner satisfactory to the Trustee and, upon compliance with such requirements and such other reasonable requirements as the Trustee and the Corporation may prescribe, such transfer will be recorded on such register of transfers by the Trustee. Notwithstanding the foregoing, the Corporation will be entitled, and may direct the Trustee, to refuse to record any transfer of any Warrant on such register if such transfer would constitute a violation of the securities laws of any jurisdiction.

          The holding of this Warrant Certificate will not constitute the Holder a shareholder of the Corporation or entitle such Holder to any right or interest in respect thereof except as otherwise provided in the Indenture.

          This Warrant Certificate will not be valid for any purpose until it has been certified by or on behalf of the Trustee for the time being under the Indenture.

          Time is of the essence hereof.

          This Warrant Certificate will be construed in accordance with the laws of the Province of Quebec and of Canada applicable therein.

          The parties hereby acknowledge that they have expressly required this Warrant Certificate and all notices and other documents required or permitted to be given or entered into pursuant hereto to be drawn up in the English language only. Les parties reconnaissent avoir expressément demandé que le présent certificat ainsi que tout avis et autre document à être ou pouvant être donné ou conclu en vertu des dispositions des présentes, soient rédigés en langue anglaise seulement.

          To exercise your rights hereunder, please complete and execute the notice of exercise attached hereto as Exhibit “1” and deliver this Warrant Certificate to the Trustee accompanied by duly executed Residency Declaration(s) for the person or persons to whom Shares shall be issued and payment of the Exercise Price in respect of the Warrants so exercised.

          IN WITNESS WHEREOF THE CORPORATION has caused this Warrant Certificate to be signed by its officer or other individual authorized in that behalf as of May 1, 2003.

MICROCELL TELECOMMUNICATIONS INC.

By:
Jocelyn Côté Vice President, Legal Affairs

COMPUTERSHARE TRUST COMPANY OF CANADA

By:
Authorized Signing Officer

By:
Authorized Signing Officer

          This Warrant Certificate is one of the Warrant Certificates referred to in the Indenture.

COMPUTERSHARE TRUST COMPANY OF CANADA, as Trustee

By:
Authorized Signing Officer

Exhibit “1”

TO:	MICROCELL TELECOMMUNICATIONS INC. (the “Corporation”)

AND TO:	COMPUTERSHARE TRUST COMPANY OF CANADA (the “Trustee”)

NOTICE OF EXERCISE

          The undersigned Holder of the Warrants evidenced by this Warrant Certificate hereby exercises the right of such Holder to be issued, and hereby subscribes for, the Shares that are issuable pursuant to the exercise of such Warrants on the terms specified in such Warrant Certificate and in the Indenture.

          The undersigned hereby acknowledges that the undersigned is aware that the Shares received on exercise may be subject to restrictions on resale under applicable securities legislation.

          The undersigned hereby irrevocably directs that the said Shares be issued, registered and delivered as follows:

Name(s) in Full and Social Insurance Number(s) (if applicable)	Address(es)	Number of Shares

Taxpayer Identification Number, if applicable:

          Please print full name in which certificates representing the Shares are to be issued. If any Shares are to be issued to a person or persons other than the Holder, the Holder must pay to the Trustee all exigible transfer taxes or other government charges. The signature of the Holder must be guaranteed by an “Eligible Institution”, or in some other manner satisfactory to the Trustee. An “Eligible Institution” means a Canadian Schedule I chartered bank, a major trust company in Canada, a member of the Securities Transfer Agent Medallion Program (STAMP), a member of the Stock Exchanges Medallion Program (SEMP) or a member of the New York Stock Exchange Inc. Medallion Signature Program (MSP). Members of these programs are usually members of a recognized stock exchange in Canada and the United States, members of the Investment Dealers Association of Canada, members of the National Association of Securities Dealers or banks and trust companies in the United States.

          IF NOT EXERCISED ON OR PRIOR TO 5:00 P.M. (MONTREAL TIME) ON THE EXPIRY DATE (AS DEFINED IN THE WARRANT INDENTURE), THE WARRANTS EVIDENCED BY THIS CERTIFICATE WILL BE CANCELLED AND BECOME ABSOLUTELY VOID.

          It is understood that the Corporation may require evidence to verify the foregoing representation.

DATED this	day of , 200 .

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	)	Signature of Registered Holder
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Witness	)	Name of Registered Holder

[ ]	Please check if the certificates representing the Shares are to be delivered at the office where this Warrant Certificate is surrendered, failing which such certificates will be mailed to the address set out above. Certificates will be delivered or mailed as soon as practicable after the surrender of this Warrant Certificate to the Trustee.

FORM OF TRANSFER

          FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers to

(insert name and address of transferee) the Warrants represented by this Warrant Certificate and hereby appoints                                    as its attorney with full power of substitution to transfer the Warrants on the appropriate register of the Trustee.

DATED this            day of                             , 20

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	)	Signature of Transferor
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Witness	)	Name of Transferor

The signature of the Transferor must be guaranteed by an “Eligible Institution”, or in some other manner satisfactory to the Trustee. An “Eligible Institution” means a Canadian Schedule I chartered bank, a major trust company in Canada, a member of the Securities Transfer Agent Medallion Program (STAMP), a member of the Stock Exchanges Medallion Program (SEMP) or a member of the New York Stock Exchange Inc. Medallion Signature Program (MSP). Members of these programs are usually members of a recognized stock exchange in Canada and the United States, members of the Investment Dealers Association of Canada, members of the National Association of Securities Dealers or banks and trust companies in the United States.

Except as pursuant to alternative arrangements satisfactory to the Trustee and Microcell Telecommunications Inc., the signature of Transferor must be guaranteed by a Canadian chartered bank or a trust company or by a member firm of The Toronto Stock Exchange, any of whose signatures must be on file with the Trustee.